Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER FISCAL YEAR 2013 RESULTS; UPDATES GUIDANCE FOR ITS FISCAL YEAR

RUTLAND, VERMONT (March 4, 2013) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its third quarter fiscal year 2013, and provided updated guidance for its 2013 fiscal year.

Highlights for the quarter included:

•	Revenue growth of 0.4 percent over the same quarter last year.

•	Overall solid waste pricing growth of 1.0 percent was primarily driven by collection pricing growth of 1.9 percent as a percentage of collection revenues.

•	Adjusted EBITDA* was $19.7 million for the quarter.

For the quarter ended January 31, 2013, revenues were $115.0 million, up $0.4 million or 0.4 percent from the same quarter last year, with revenue growth mainly driven by higher solid waste collection pricing and acquisition activity. The company’s net loss attributable to common stockholders was ($11.4) million, or ($0.29) per share for the quarter, compared to net loss of ($24.6) million, or ($0.92) per share for the same quarter last year.

The current quarter includes a $1.6 million severance and reorganization charge related to the sale of Maine Energy Recovery Company facility (“Maine Energy”) and other realignment activities, $0.8 million of expenses related to the divestiture of Maine Energy and the acquisition of Blow Bros. (“BBI”), and a $5.9 million loss on the extinguishment of debt related to the repurchase of the company’s second lien notes in November 2012. By comparison, the quarter ended January 31, 2012 included two non-cash charges totaling $15.8 million related to our investment in US GreenFiber LLC.

Excluding the unusual and one-time charges from each period and assuming no tax impact, the company’s net loss attributable to common shareholders was ($3.1) million, or ($0.08) per common share for the quarter, compared to net loss of ($8.9) million, or ($0.33) per share for the same quarter last year.

Operating loss was ($0.1) million for the quarter, down from operating income of $4.4 million in the same quarter last year. Excluding the unusual and one-time charges, Adjusted Operating Income* in the current quarter was $2.3 million, down $2.1 million from the same quarter last year. Adjusted EBITDA was $19.7 million for the quarter, down $2.5 million from same quarter last year.

“We continued to face operating challenges throughout our business in the third quarter,” said John W. Casella, Chairman and CEO of Casella Waste Systems. “Landfill volumes at our western New York landfills, volumes in our collection line-of-business, and the ramp-up of several projects all underperformed our expectations in the quarter and, as such, we have lowered our guidance for the current fiscal year.”

“We accomplished three important developments in the quarter which we believe position the company well for the future, specifically:

•

“We sold our Maine Energy facility to the City of Biddeford, Maine on November 30, 2012 and then permanently closed the facility on December 31, 2012. On January 2, 2013, we began transferring waste through our newly constructed transfer station in Westbrook, Maine to other disposal facilities, including our North Country and Southbridge landfills.”

•

“We completed the acquisition of all of the outstanding capital stock of BBI on December 6, 2012. BBI’s operations overlay well with our footprint in New Hampshire and Maine and we expect the acquisition to drive incremental value from our existing operations through operational synergies and internalization benefits, and to provide a growth platform in several new market areas.”

•

“On January 18, 2013, the Massachusetts Department of Environmental Protection increased the annual permit limit at our Southbridge landfill to 405,000 tons per year of municipal solid waste (MSW) from the previous limit of 300,000 tons per year of MSW. We have begun to ramp tonnages to the site, and given the scarcity of disposal capacity in the Massachusetts market, we expect to be operating at our newly permitted annual tonnage level by the summer of 2013.”

“In early December, we reset the strategic direction of the company with two changes to our senior management team,” Casella said. “These changes furthered the steps we made in August to move responsibility and accountability from the corporate office to local operating units. The new leadership team is focused on making the cultural and structural changes necessary to drive the company to profitability. The solid waste business is inherently a local business and by giving flexibility to the local teams, we believe that we can lead in each market by reducing our cost of service and providing our customers with exceptional service and solutions.”

Fiscal 2013 Outlook

Due primarily to the negative impact of lower than expected landfill volumes, softness in the collection line-of-business, and project delays, the company adjusted its fiscal year guidance in the following categories:

•	Revenues between $462.0 million and $472.0 million.

•	Adjusted EBITDA* between $87.0 million and $90.0 million.

The negative variances from our fiscal year forecast as presented in December to this current forecast include the following impacts from the third quarter and our conservative expectations about the remainder of the fiscal year:

•

While we expected performance in the disposal line-of-business to decline year-over-year in our third quarter, actual performance was below expectations due to lower than anticipated landfill volumes (most pronounced at our western New York landfills), an unfavorable shift in mix, and a regulatory delay in accessing additional airspace at the Worcester landfill closure project. Given the actual lower results from our third quarter and our current revised forecast for the remainder of our fiscal year, we expect disposal Adjusted EBITDA to be approximately $2.8 million lower than that reflected in our December fiscal year forecast.

•

The collection line-of-business underperformed our December forecast with weaker than expected volumes. Given the actual lower results from our third quarter and our downwardly revised forecast for the remainder of our fiscal year, we expect Adjusted EBITDA in the collection line-of-business to be approximately $3.4 million lower than that reflected in our December fiscal year forecast.

•

The processing line-of-business underperformed our December forecast with weaker than expected operating performance and the delayed ramp-up of a new facility. Given the actual lower results from our third quarter and our revised forecast for the remainder of our fiscal year, we expect Adjusted EBITDA in the processing line-of-business to be approximately $2.6 million lower than that reflected in our December fiscal year forecast.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Tuesday, March 5, 2013 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 548-9590 (or, for international participants (720) 545-0037) at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 12271071) until 11:59 p.m. ET on Tuesday, March 12, 2013.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,”

“estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; we may be unable to decommission our waste-to-energy facility on a timely basis; and we may not fully recognize the expected financial benefits from the BBI acquisition due to the an inability to recognize operational cost savings, general and administration cost savings, or landfill or recycling facility internalization benefits. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2012.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended		Nine Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Revenues	$115,002	$114,578	$356,531	$371,637
Operating expenses:
Cost of operations	84,168	81,398	254,417	253,248
General and administration	14,480	13,933	43,788	46,202
Depreciation and amortization	14,045	14,827	43,433	44,394
Severance and reorganization costs	1,636	—	3,463	—
Expense from divestiture, acquisition and financing costs	372	—	1,003	—
Loss on divestiture (1)	353	—	353	—
Legal settlement	—	—	—	1,359
Development project charge	—	—	—	131

	115,054	110,158	346,457	345,334

Operating (loss) income	(52)	4,420	10,074	26,303
Other expense/(income), net:
Interest expense, net	9,357	11,508	32,890	33,865
Loss from equity method investments	1,436	6,383	3,311	10,163
Impairment of equity method investment	—	10,680	—	10,680
(Gain) loss on derivative instruments	(24)	—	3,871	—
Loss on debt extinguishment	5,914	—	15,584	—
Other income	(298)	(117)	(737)	(549)

	16,385	28,454	54,919	54,159

Loss from continuing operations before income taxes and discontinued operations	(16,437)	(24,034)	(44,845)	(27,856)
(Benefit) provision for income taxes	(4,963)	601	(3,899)	1,330

Loss from continuing operations before discontinued operations	(11,474)	(24,635)	(40,946)	(29,186)
Discontinued operations:
Gain on disposal of discontinued operations, net of income taxes (1)	—	—	—	725

Net loss	(11,474)	(24,635)	(40,946)	(28,461)

Less: Net loss attributable to noncontrolling interest	(67)	—	(199)	—

Net loss attributable to common stockholders	$(11,407)	$(24,635)	$(40,747)	$(28,461)

Weighted average common shares outstanding	39,230	26,822	32,365	26,715

Net loss per common share	$(0.29)	$(0.92)	$(1.26)	$(1.07)

Adjusted EBITDA (2)	$19,733	$22,175	$68,440	$81,369

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

ASSETS	January 31, 2013	April 30, 2012
CURRENT ASSETS:
Cash and cash equivalents	$1,112	$4,534
Restricted cash	76	76
Accounts receivable—trade, net of allowance for doubtful accounts	50,425	47,472
Other current assets	18,200	15,274

Total current assets	69,813	67,356
Property, plant and equipment, net of accumulated depreciation and amortization	428,452	416,717
Goodwill	116,281	101,706
Intangible assets, net	11,979	2,970
Restricted assets	523	424
Notes receivable—related party/employee	516	722
Investments in unconsolidated entities	19,431	22,781
Other non-current assets	26,158	21,067

Total assets	$673,153	$633,743

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$992	$1,228
Current maturities of financing lease obligations	355	338
Accounts payable	47,695	46,709
Other accrued liabilities	49,549	40,060

Total current liabilities	98,591	88,335
Long-term debt and capital leases, less current maturities	490,686	473,381
Financing lease obligations, less current maturities	1,549	1,818
Other long-term liabilities	55,392	51,978
Total stockholders' equity	26,935	18,231

Total liabilities and stockholders' equity	$673,153	$633,743

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	January 31, 2013	January 31, 2012
Cash Flows from Operating Activities:
Net loss	$(40,946)	$(28,461)
Gain on disposal of discontinued operations, net	—	(725)
Adjustments to reconcile net loss to net cash provided by operating activities –
Gain on sale of property and equipment	(422)	(902)
Depreciation and amortization	43,433	44,394
Depletion of landfill operating lease obligations	7,358	6,570
Interest accretion on landfill and environmental remediation liabilities	2,756	2,613
Loss on divestiture	353	—
Development project charge	—	131
Amortization of discount on second lien notes and senior subordinated notes	568	712
Loss from equity method investments	3,311	10,163
Impairment of equity method investment	—	10,680
Loss on derivative instruments, net	3,871	—
Loss on debt extinguishment	15,584	—
Stock-based compensation expense and related severance expense	1,840	1,307
Excess tax benefit on the vesting of share based awards	(98)	(254)
Deferred income taxes	(4,057)	1,548
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(3,025)	1,966

Net Cash Provided by Operating Activities	30,526	49,742

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(25,106)	(2,102)
Additions to property, plant and equipment – acquisitions	(528)	(168)
– growth	(10,415)	(9,833)
– maintenance	(33,526)	(39,279)
Payment for capital related to divestiture	(618)	—
Payments on landfill operating lease contracts	(5,726)	(6,052)
Proceeds from sale of property and equipment	795	1,337
Investments in unconsolidated entities	(1,000)	(4,146)

Net Cash Used In Investing Activities	(76,124)	(60,243)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	334,497	127,900
Principal payments on long-term debt	(320,483)	(119,433)
Payment of tender premium and costs on second lien notes	(10,743)	—
Payments of financing costs	(4,572)	(142)
Net proceeds from the sale of Class A common stock	42,184	—
Proceeds from the exercise of share based awards	—	337
Excess tax benefit on the vesting of share based awards	98	254
Contributions from noncontrolling interest holder	1,195	174

Net Cash Provided By Financing Activities	42,176	9,090

Net Cash Provided By Discontinued Operations	—	725

Net decrease in cash and cash equivalents	(3,422)	(686)
Cash and cash equivalents, beginning of period	4,534	1,817

Cash and cash equivalents, end of period	$1,112	$1,131

Supplemental Disclosures:
Cash interest	$26,933	$31,952
Cash income taxes, net of refunds	$97	$5,314

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1: Divestiture and Discontinued Operations

Maine Energy Divestiture

On August 1, 2012, we executed a purchase and sale agreement with the City of Biddeford, Maine pursuant to which we agreed to sell the real property of Maine Energy, which resides in our Eastern region, to the City of Biddeford, subject to satisfaction of conditions precedent and closing. We agreed to sell Maine Energy for undiscounted purchase consideration of $6,650, which shall be paid in installments over the next 21 years, subject to the terms of the purchase and sale agreement. The transaction closed on November 30, 2012 and we waived certain conditions precedent not satisfied at that time. Effective December 31, 2012, we closed the facility and initiated the decommissioning process in accordance with the provisions of the agreement. Following the decommissioning of Maine Energy, it is our responsibility to demolish the facility, at our cost, within twelve months of the closing date and in accordance with the terms of the purchase and sale agreement. We recorded a charge to loss on divestiture of $353 in the three months ended January 31, 2013 as a result of this transaction.

Discontinued Operations

On January 23, 2011, we entered into a purchase and sale agreement and related agreements to sell non-integrated recycling assets and select intellectual property assets to a new company (the “Purchaser”) formed by Pegasus Capital Advisors, L.P. and Intersection LLC. Pursuant to these agreements, we divested non-integrated recycling assets located outside our core operating regions of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 material recovery facilities (“MRFs”), one transfer station and certain related intellectual property assets. Following the transaction, we retained four integrated MRFs located in our core operating regions. As a part of the disposition, we also entered into a ten-year commodities marketing agreement with the Purchaser to market 100% of the tonnage from three of our remaining integrated MRFs.

We completed the transaction on March 1, 2011 for $134,195 in gross cash proceeds. This included an estimated $3,795 working capital and other purchase price adjustment, which was subject to further adjustment, as defined in the purchase and sale agreement. The final working capital adjustment, along with additional legal expenses related to the transaction, of $646 was recorded to gain on disposal of discontinued operations, net of income taxes in the first quarter of fiscal year 2012.

In the second quarter of fiscal year 2012, we recorded an additional working capital adjustment of $79 to gain on disposal of discontinued operations, net of income taxes, which related to our subsequent collection of receivable balances that were released to us for collection by the Purchaser.

Note 2: Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization charges, expenses from divestiture, acquisition and financing costs, as well as losses on divestiture (Adjusted Operating Income) which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures attributable to growth and maintenance (excluding acquisition related capital), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holder, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended		Nine Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Net Loss	$(11,474)	$(24,635)	$(40,946)	$(28,461)
Gain on disposal of discontinued operations, net	—	—	—	(725)
(Benefit) provision for income taxes	(4,963)	601	(3,899)	1,330
Other expense, net	7,028	16,946	22,029	20,293
Interest expense, net	9,357	11,508	32,890	33,865
Legal settlement	—	—	—	1,359
Loss on divestiture (1)	353	—	353	—
Expense from divestiture, acquisition and financing costs	372	—	1,003	—
Depreciation and amortization	14,045	14,827	43,433	44,394
Development project charge	—	—	—	131
Severance and reorganization costs	1,636	—	3,463	—
Depletion of landfill operating lease obligations	2,480	2,055	7,358	6,570
Interest accretion on landfill and environmental remediation liabilities	899	873	2,756	2,613

Adjusted EBITDA (2)	$19,733	$22,175	$68,440	$81,369
Depreciation and amortization	(14,045)	(14,827)	(43,433)	(44,394)
Depletion of landfill operating lease obligations	(2,480)	(2,055)	(7,358)	(6,570)
Interest accretion on landfill and environmental remediation liabilities	(899)	(873)	(2,756)	(2,613)

Adjusted Operating Income (2)	$2,309	$4,420	$14,893	$27,792

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Nine Months Ended
	January 31, 2013	January 31, 2012	January 31, 2013	January 31, 2012
Net Cash Provided by Operating Activities	$8,151	$8,264	$30,526	$49,742
Capital expenditures – growth and maintenance	(10,192)	(13,275)	(43,941)	(49,112)
Payments on landfill operating lease contracts	(2,428)	(2,738)	(5,726)	(6,052)
Proceeds from sale of property and equipment	238	167	795	1,337
Contributions from noncontrolling interest holder	—	174	1,195	174

Free Cash Flow (2)	$(4,231)	$(7,408)	$(17,151)	$(3,911)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and nine months ended January 31, 2013 and 2012 are as follows:

	Three Months Ended January 31,
	2013	% of Total Revenue	2012	% of Total Revenue
Collection	$51,459	44.7%	$48,875	42.7%
Disposal	27,219	23.7%	30,220	26.4%
Power generation	3,400	3.0%	3,182	2.8%
Processing and organics	14,469	12.6%	12,231	10.7%

Solid waste operations	96,547	84.0%	94,508	82.6%
Major accounts	8,551	7.4%	9,198	7.9%
Recycling	9,904	8.6%	10,872	9.5%

Total revenues	$115,002	100.0%	$114,578	100.0%

	Nine Months Ended January 31,
	2013	% of Total Revenue	2012	% of Total Revenue
Collection	$157,124	44.1%	$157,265	42.3%
Disposal	90,569	25.4%	96,645	26.0%
Power generation	8,856	2.5%	9,415	2.5%
Processing and organics	43,378	12.1%	40,961	11.1%

Solid waste operations	299,927	84.1%	304,286	81.9%
Major accounts	27,296	7.7%	29,756	8.0%
Recycling	29,308	8.2%	37,595	10.1%

Total revenues	$356,531	100.0%	$371,637	100.0%

Components of revenue growth for the three months ended January 31, 2013 compared to the three months ended January 31, 2012 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$905	1.9%	0.9%	0.8%
Disposal	86	0.3%	0.1%	0.1%

Solid Waste Yield	991		1.0%	0.9%
Collection	(1,769)		-1.8%	-1.5%
Disposal	(562)		-0.6%	-0.5%
Organics and processing	1,055		1.1%	0.9%

Solid Waste Volume	(1,276)		-1.3%	-1.1%
Fuel surcharge	289		0.3%	0.3%
Commodity price & volume	1,507		1.6%	1.3%
Acquisitions, net divestitures	2,460		2.6%	2.1%
Closed landfill	(1,931)		-2.0%	-1.7%

Total Solid Waste	2,039		2.2%	1.8%

Major Accounts	(647)			-0.6%

Recycling Operations:			% of Recycling Operations
Commodity price	(1,187)		-10.9%	-1.0%
Commodity volume	219		2.0%	0.2%

Total Recycling	(968)		-8.9%	-0.8%

Total Company	$424			0.4%

Solid Waste Internalization Rates by Region:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2013	2012	2013	2012
Eastern region	54.0%	51.9%	53.8%	55.4%
Western region	74.0%	77.5%	73.6%	76.8%
Solid waste internalization	64.8%	65.3%	64.5%	66.7%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2013	2012	2013	2012
Revenues	$17,608	$23,460	$50,203	$61,317
Net loss	(2,785)	(12,818)	(6,651)	(20,382)
Cash flow used in operations	(1,151)	(2,971)	(120)	(5,229)
Net working capital changes	(314)	(2,602)	960	(1,877)
Adjusted EBITDA	$(837)	$(369)	$(1,080)	$(3,352)

As a percentage of revenues:

Net loss	-15.8%	-54.6%	-13.2%	-33.2%
Adjusted EBITDA	-4.8%	-1.6%	-2.2%	-5.5%

(1) We hold a 50% interest in US Green Fiber, LLC ("GreenFiber"), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2013	2012	2013	2012
Growth capital expenditures:
Landfill development	$—	$414	$589	$658
Water treatment facility	207	—	4,875	—
Transfer station construction	1,775	—	3,209	—
Landfill gas-to-energy project	—	208	—	1,367
MRF equipment upgrades	—	97	—	3,104
Other	176	2,704	1,742	4,704

Total Growth Capital Expenditures	2,158	3,423	10,415	9,833

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$903	$5,166	$7,249	$15,474
Landfill construction & equipment	5,561	3,810	23,655	20,614
Facilities	1,466	714	2,245	2,704
Other	104	162	377	487

Total Maintenance Capital Expenditures	8,034	9,852	33,526	39,279

Total Growth and Maintenance Capital Expenditures	$10,192	$13,275	$43,941	$49,112

(1) Our capital expenditures are broadly defined as pertaining to either growth, maintenance or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition.